EXHIBIT 99.2

USA TRUCK REACHES COOPERATION AGREEMENT WITH BAKER STREET CAPITAL MANAGEMENT AND STONE HOUSE CAPITAL MANAGEMENT

Appoints Vadim Perelman and Thomas Glaser to the USA Truck Board

VAN BUREN, ARK. – May 23, 2014 –  USA Truck, Inc. (NASDAQ: USAK), a leading North American transportation and logistics provider, today announced that it has reached an agreement (the “Cooperation Agreement”) with United Shareholders for the Benefit of USAK, as well as its constituent stakeholders, Baker Street Capital Management, LLC and Stone House Capital Management, LLC (collectively, “United Shareholders”).  United Shareholders are collectively the largest shareholder of USA Truck with an approximate collective equity stake of 28% of the Company’s shares.

Under the terms of the Cooperation Agreement, the Company has agreed to appoint Vadim Perelman, Managing Partner and Chief Investment Officer of Baker Street Capital, and Thomas Glaser to the Company’s Board of Directors.  With the addition of Messrs. Perelman and Glaser, the USA Truck Board expands to nine members.

The United Shareholders have agreed to vote all of their shares for the election of William H. Hanna and James D. Simpson, III as directors and in favor of the other proposals submitted for stockholder approval at the 2014 Annual Meeting.  The United Shareholders have also agreed to certain customary standstill provisions through the date that is 10 days prior to the deadline for submission of stockholder nominations for the 2015 Annual Meeting.

USA Truck Chairman Robert A. Peiser commented, “As always, the USA Truck Board is dedicated to creating value for our shareholders and we appreciate the constructive input that Baker Street Capital and Stone House Capital have provided towards our mutual goal over the past several months.  We welcome both Vadim Perelman and Tom Glaser to the Board.  We expect Vadim to be a constructive member of our Board who will add valuable financial and strategic expertise that will help us accelerate the execution of our turnaround plan.  Tom has been a senior transportation executive for almost three decades and served as a consultant to USA Truck in 2012 and as interim Chief Operating Officer in 2013.  His deep knowledge of the trucking industry and USA Truck, combined with his sound judgment and professionalism, will also further the Company’s turnaround plan.”

Vadim Perelman and Thomas Glaser jointly remarked, “We are pleased to join USA Truck’s Board of Directors. We look forward to working with management and the Board to improve operational and financial performance. Having met with the Company’s management team and Board, we believe the greatest opportunity for maximizing shareholder value over the long term is the successful execution of the Company’s standalone plan to restore USA Truck to a best-in-class, profitable truckload and logistics company.”

Safe Harbor Statement
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are usually identified by words such as ‘anticipates’, ‘believes’, ‘estimates’, ‘plans’, ‘projects’, ‘expects’, ‘hopes’, ‘intends’, ‘will’, ‘could’, ‘may’ or similar expressions.  Forward-looking statements speak only as of the date the statement was made.  Such forward-looking statements are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are inherently uncertain, are based upon the current beliefs, assumptions and expectations of our management and current market conditions, all of which are subject to significant risks and uncertainties, some of which cannot be predicted or quantified, particularly those identified in the Risk Factor section of our most recent annual report Form 10-K as those risk factors may be updated from time to time, and other factors identified from time to time in our other disclosures in press releases, stockholder reports, and other filings with the Securities and Exchange Commission.  As a result of these and other factors, actual results may differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  The Company makes no commitment and disclaims any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement.

References to the “Company,” “we,” “us,” “our” and words of similar import refer to USA Truck, Inc. and its subsidiary.

About USA Truck
USA Truck is a transportation and logistics provider headquartered in Van Buren, Arkansas, with terminals, offices and staging facilities located throughout the United States. We transport commodities throughout the continental U.S. and into and out of portions of Canada. We also transport general commodities into and out of Mexico by allowing through-trailer service from our terminal in Laredo, Texas. Our Strategic Capacity Solutions and Intermodal service offerings provide customized transportation solutions using the latest technological tools available and multiple modes of transportation.

For more information, please contact:
Cliff Beckham, EVP & CFO
USA Truck
(479) 471-2672
Cliff.Beckham@usa-truck.com

Investor Relations Contact
Harriet Fried / Jody Burfening
LHA
(212) 838-3777
hfried@lhai.com